Exhibit 1.1

Enbridge Inc.

$750,000,000 Floating Rate Senior Notes due 2022

Underwriting Agreement

February 18, 2020

BofA Securities, Inc.

J.P. Morgan Securities LLC

As Representatives of the several

Underwriters named in Schedule II hereto

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Enbridge Inc., a corporation organized under the laws of Canada (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”). The Securities will be unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by each of Spectra Energy Partners, LP, a Delaware limited partnership, and Enbridge Energy Partners, L.P., a Delaware limited partnership (together, the “Subsidiary Guarantors”). References to the “Securities” shall include the Guarantees, unless the context otherwise requires. The Securities are to be issued under an indenture dated as of February 25, 2005, as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012, each between Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and the Company, and the Sixth Supplemental Indenture, dated as of May 13, 2019 between the Company, the Subsidiary Guarantors and the Trustee (such indenture as amended and supplemented by such First Supplemental Indenture and such Sixth Supplemental Indenture, the “Indenture”). The form and terms of the Securities will be established in an Officer’s Certificate (as defined in the Indenture), pursuant to Section 301 of the Indenture. To the extent there are no additional Underwriters listed in Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, any Preliminary Prospectus Supplement or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus Supplement or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus Supplement or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus Supplement or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference prior to the termination of the distribution of the Securities by the Underwriters. Certain terms used herein are defined in Section 19 hereof.

1.                 Representations and Warranties. The Company and each Subsidiary Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1 that:

(a)               [Reserved.]

(b)               Registration Requirement Compliance. The Company and the offering of Securities meet the eligibility requirements for use of Form S-3 under the Act, the Company has filed a Registration Statement on Form S-3 (File No. 333-231553) in respect of the Securities and has caused the Trustee to prepare and file with the Commission a Statement of Eligibility and Qualification on Form T-1 (the “Form T-1”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, including exhibits to such registration statement and any documents incorporated by reference in the prospectus contained therein, for delivery by them to each of the other Underwriters, became effective under the Act in such form; no other document with respect to such registration statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective and including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness, but excluding the Form T-1, each as amended at the time such part of the registration statement became effective and including any post-effective amendment thereto, are hereinafter collectively called the “Registration Statement”; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the Execution Time, being hereinafter called the “Basic Prospectus”; with respect to the Securities, “Final Prospectus” means the Basic Prospectus as supplemented by the first prospectus supplement relating to the offering of the Securities containing pricing information that is filed with the Commission pursuant to Rule 424(b) under the Act in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act); any reference herein to any Basic Prospectus, Preliminary Prospectus Supplement or Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such Basic Prospectus, Preliminary Prospectus Supplement or Final Prospectus, as the case may be; any reference to any amendment or supplement to any Basic Prospectus, Preliminary Prospectus Supplement or Final Prospectus shall be deemed to refer to and include any documents filed as of the date of such amendment or supplement under the Exchange Act and incorporated by reference in such amendment or supplement;

(b.2)            Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus Supplement dated February 18, 2020, (ii) the Issuer Free Writing Prospectuses, if any, attached as part of Annex G hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 11:28 a.m. (Eastern time) on the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(b.3)            Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date of the execution and delivery of this agreement (“Agreement”) (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an ineligible issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Act that it is not necessary that the Company be considered an ineligible issuer.

(b.4)            Well-Known Seasoned Issuer. The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 of the Act) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 of the Act) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Act) and was filed not earlier than the date that is three years prior to the Closing Date.

(b.5)            Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date, did not include any information that conflicted with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(b.6)            Distribution of Offering Material by the Company. Neither the Company nor any Subsidiary Guarantor has distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus Supplement, the Final Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or the Registration Statement.

(c)               Incorporated Documents. The documents included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to any applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Such documents included or incorporated by reference in the Registration Statement prior to the Applicable Time, when filed with the Commission, did not, and any such documents filed after the Applicable Time, when filed with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)               Disclosure Conformity. On the Effective Date, the Registration Statement did, on the date it was first filed, each Preliminary Prospectus Supplement did, and on the date it was first filed and on the Closing Date, the Final Prospectus did and will conform in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission under both the Act and the Trust Indenture Act; the Registration Statement, as of the Effective Date and at the Applicable Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any Issuer Free Writing Prospectus, when taken together with the Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Basic Prospectus as of its filing date, and at the Applicable Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Prospectus will not, as of its date and as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus, or to the Form T-1 of the Trustee;

(e)               Company Good Standing. The Company has been duly incorporated and is a valid and subsisting corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(f)                Subsidiary Good Standing. Each of the Company’s Significant Subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, limited liability company or trust, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate, limited partnership, limited liability company or trust power, as applicable, and authority to own its property and to conduct its business as described in the Disclosure Package and the Final Prospectus (or as presently conducted, if not so described therein) and is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or registration, except to the extent that the failure to be so qualified, registered or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Other than the Significant Subsidiaries, each of the other subsidiaries of the Company did not have (i) as of the last day of the Company’s most recent fiscal year, total assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date and (ii) for the fiscal year then ended, total revenues in excess of 10% of the consolidated revenues of the Company and its subsidiaries for such period. In making this determination, any subsidiary acquired after the last day of the Company’s most recent fiscal year shall be deemed to have been acquired as of such date;

(g)               Existing Instruments. There is no contract, agreement or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described therein or filed as required; and the statements in the Disclosure Package or the Final Prospectus under the headings “Material Income Tax Considerations,” “Description of Debt Securities” and “Description of the Notes” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(h)               Agreement, Securities and Indenture Authorization. The Company and each Subsidiary Guarantor has full corporate or limited partnership power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will have been duly executed, authenticated, issued and delivered and, upon payment for the Securities by the Representatives to the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture; the Guarantees have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and, upon payment for the Securities by the Representatives to the Company, will constitute valid and legally binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor and constitutes a valid and legally binding instrument, and enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, with respect to the Company, to the provisions of the Currency Act (Canada) or to the usury provisions of the Criminal Code (Canada); the Indenture has been duly qualified under the Trust Indenture Act; no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder; and the Indenture conforms, and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus with respect to the Securities;

(i)                 Investment Company Act. The Company and each Subsidiary Guarantor is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(j)                [Reserved.]

(k)                Governmental Authorization and Absence of Further Requirements. No Governmental Authorization is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus; except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(l)                 Material Changes. Since the representative dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change, actual or to the knowledge of the Company, pending, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business;

(m)              No Default and Conflict Absence. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated will conflict with or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the articles or bylaws of the Company or the articles or certificate of incorporation or formation, as applicable, or bylaws, limited partnership agreement or limited liability company agreement, as applicable, of any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except, in the case of (ii) or (iii), such breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its articles, bylaws, certificate of incorporation or formation, limited partnership agreement or limited liability company agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii) such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)               Financial Statements. The consolidated historical financial statements of the Company incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and Alberta Securities Laws and have been prepared in conformity with generally accepted accounting principles in the United States, in each case applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data set forth in the Disclosure Package, the Final Prospectus and the Registration Statement fairly present, on the basis stated under such caption in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein;

(o)               [Reserved.]

(p)               [Reserved.]

(q)               Proceedings Absence. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect;

(r)                Ownership of Property. Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, constitute a Material Adverse Effect;

(s)                Independent Auditor. PricewaterhouseCoopers LLP, Calgary, Canada, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package and the Final Prospectus, are independent chartered accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board of the United States;

(t)                Cybersecurity. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, (i) (A) there has been no security breach or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices.

(u)               Market Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(v)               Environmental Law Compliance. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries (i) are in substantial compliance with Environmental Laws, (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice from a governmental agency or any written notice from a third party under the color of Environmental Law of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, or regarding any actual or potential violation of Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(w)              Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government agency in jurisdictions where the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or an arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x)                No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other affiliate of the Company or any of its subsidiaries has taken any action on behalf of the Company or any of its subsidiaries, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 or the Corruption of Foreign Public Officials Act (Canada), and the rules and regulations promulgated thereunder, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act 2010 and the Corruption of Foreign Public Officials Act (Canada) and the rules and regulations promulgated thereunder;

(y)               No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(z)               Accounting and Disclosure Controls. The Company and its subsidiaries maintain “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act); such internal control over financial reporting and procedures is effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting; the Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective; and there is and has been no failure on the part of the Company and to the Company’s knowledge any of the Company’s directors or officers, in their capacities as such, to comply with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Section 302 and 906 relating to certifications.

2.                 Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                 Delivery and Payment.

(a)               Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives and the Company shall mutually agree, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(b)               As compensation for the services rendered by the Underwriters to the Company in respect of the issuance and sale of the Securities, the Company on the Closing Date will pay to the Representatives for the respective accounts of the several Underwriters the commission specified in Schedule I hereto.

4.                 Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus. In order to comply with certain exemptions from the prospectus requirements of the Securities Act (Alberta), the Underwriters hereby agree that they shall not directly or indirectly offer to sell or resell, or sell or resell, any Securities to residents of Canada.

5.                 Agreements. The Company agrees with the several Underwriters that:

(a)               Prior to the termination of the offering of the Securities, the Company will not file any amendment or supplement to the Registration Statement or Basic Prospectus (including the Final Prospectus or any Preliminary Prospectus Supplement) unless the Company has furnished a copy to the Representatives for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Company will prepare the Final Prospectus setting forth the principal amount of Securities covered thereby, the terms not otherwise specified in the Basic Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, in a form approved by the Representatives and shall file such Final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Act. The Company will promptly file all reports and other documents required to be filed by it with the Alberta Securities Commission pursuant to Alberta Securities Laws, and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) in connection with the offering or sale of the Securities, and during such same period will advise the Representatives, promptly after it receives notice thereof, (1) when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Basic Prospectus or any amended Final Prospectus has been filed with the Commission, (2) of the issuance by the Alberta Securities Commission or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, (3) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, (4) of the initiation or threatening, to the knowledge of the Company, of any proceeding for any such purpose, or (5) of any request by the Commission for the amending or supplementing of the Registration Statement, the Final Prospectus or for additional information relating to the Securities; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order as soon as possible;

(b)               Notwithstanding the provisions of paragraph (a) above, if, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs of which the Company becomes aware and as a result of which the Final Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, or the respective rules thereunder, the Company will (i) promptly notify the Representatives of such event, (ii) promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance, and (iii) expeditiously supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request;

(c)               As soon as practicable but not later than 18 months after the date of the effectiveness of the Registration Statement, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(d)               The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of each Preliminary Prospectus Supplement, Issuer Free Writing Prospectus, Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering;

(e)               The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of the states of the United States and such other jurisdictions as the Representatives, after consultation with and approval from the Company, may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company or any Subsidiary Guarantor be obligated to qualify to do business or become subject to taxation in any jurisdiction where it is not now so qualified or so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(f)                The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of or hedge, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any U.S. dollar debt securities which are substantially similar to the Securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction until the Business Day set forth in Schedule I hereto;

(g)               The Company will use the net proceeds received by it from the sale of any Securities in the manner specified in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”;

(g.1)            The Company will prepare a final term sheet containing a description of the Securities in the form set forth in Annex G hereto and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (the “Final Term Sheet”);

(h)               In connection with each offering of Securities, the Company will take such steps as it deems necessary to ascertain promptly whether the Final Prospectus prepared in connection with such offering and transmitted for filing pursuant to Rule 424(b) under the Act was received for filing by the Commission, and, in the event that such prospectus was not received for filing, it will promptly file such prospectus not then received for filing;

(i)                During the period in which the Underwriters are distributing the Securities, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(j)                The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex G hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet.

6.                 Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and each Subsidiary Guarantor contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and each Subsidiary Guarantor made in any certificates pursuant to the provisions of this Section, to the performance by the Company and each Subsidiary Guarantor of its obligations hereunder and to the following additional conditions:

(a)               The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no order preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for any such purpose shall have been initiated or threatened by the Alberta Securities Commission or the Commission;

(b)               The Company shall have requested and caused Sullivan & Cromwell LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion and letter, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Annex B;

(c)               The Company shall have requested and caused McCarthy Tétrault LLP, Canadian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein, substantially in the form attached hereto as Annex C.

(d)               The Representatives shall have received from Baker Botts L.L.P., U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e)               The Representatives shall have received from Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(f)                The Representatives shall have received from the Vice President & Corporate Secretary of the Company a certificate, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Annex D.

(g)               The Representatives shall have received from Norton Rose Fulbright US LLP, U.S. regulatory counsel to the Company, dated the Closing Date an opinion substantially in the form attached hereto as Annex E.

(h)               The Company shall have furnished to the Representatives a certificate of the Company, signed by two of its senior officers, dated the Closing Date to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus, and this Agreement, and to the best knowledge of such signers, after due investigation:

i.	the representations and warranties of the Company and the Subsidiary Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

ii.	no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Securities has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the Alberta Securities Commission or the Commission; and

iii.	since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto);

(i)                The Representatives shall have received from PricewaterhouseCoopers LLP, the Company’s independent auditor, a letter or letters dated at the Execution Time and at the Closing Date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus;

(j)                [Reserved.]

(k)               Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (i) and (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto);

(l)                Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by Standard & Poors Rating Services, Moody’s Investor Services or Dominion Bond Rating Service Limited and no such rating service shall have publicly announced or otherwise informed the Company that it has under surveillance or review, with possible negative implications, its rating or outlook of the Company or any of the Company’s debt securities or preferred stock;

(m)              Prior to the Closing Date, the Company and each Subsidiary Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request and as is customary in offerings of securities similar to the Securities.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives upon notice of cancellation to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sullivan & Cromwell LLP, Attention: Robert Buckholz, 125 Broad Street, New York, New York 10004 on the Closing Date (or such other date as provided in this Section 6) or such other place as the Representatives shall so instruct.

7.                  Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters (but excluding any termination pursuant to Section 10 hereof), the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.                  Indemnification and Contribution.

(a)               The Company and each Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed, any Preliminary Prospectus Supplement, the Final Prospectus or any Issuer Free Writing Prospectus, or in all cases any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have.

(b)               Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each Subsidiary Guarantor, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or a Subsidiary Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and each Subsidiary Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (a) the last paragraph of the cover page regarding delivery of the Securities, (b) under the heading “The Offering”, the third sentence in the right column adjacent to “Lack of Public Market for the Notes”, (c) the second sentence within the risk factor “We cannot provide assurance that an active trading market will develop for the Notes” and (d) under the heading “Underwriting”, (i) the names listed in the table following the first paragraph of the text, (ii) the third paragraph of text concerning concessions, (iii) the fourth and fifth paragraphs of text concerning price stabilization, short positions and penalty bids, (iv) the third and fourth sentences in the sixth paragraph of text concerning market making by the Underwriters, and (v) the fifteenth paragraph of text concerning electronic prospectuses, in any Preliminary Prospectus Supplement and the Final Prospectus, as applicable, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus Supplement or the Final Prospectus.

(c)               Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)               In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Subsidiary Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Subsidiary Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Subsidiary Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Subsidiary Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company or a Subsidiary Guarantor who shall have signed the Registration Statement and each director of the Company or a Subsidiary Guarantor shall have the same rights to contribution as the Company and the Subsidiary Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall not exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the non-defaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the non-defaulting Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, and the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by one or more of the non-defaulting Underwriters or other party or parties approved by the Representatives and the Company are not made within 36 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.               Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time, (i) trading of the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or the Toronto Stock Exchange or trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited or minimum prices shall have been established on any of such Exchanges, (ii) a banking moratorium shall have been declared either by authorities in the United States, Canada or New York State, (iii) a change or development involving a prospective change in Canadian taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States or Canada, or (iv) there shall have occurred any outbreak or escalation of hostilities involving Canada or the United States, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States or Canada is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package and the Final Prospectus.

10.1             No Advisory or Fiduciary Responsibility. The Company and each Subsidiary Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and each Subsidiary Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and each Subsidiary Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with the offer and sale of the Securities as contemplated hereby and the process leading to such offer and sale, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Subsidiary Guarantor with respect to the offer and sale of the Securities as contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or any Subsidiary Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Subsidiary Guarantors and that the several Underwriters have no obligation to disclose to the Company or the Subsidiary Guarantors any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Subsidiary Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Subsidiary Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and each Subsidiary Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

10.2             Agreement of the Underwriters. Each Underwriter represents that it has not made, and agrees that, unless it obtains the prior written consent of the Company, it will not make, any offer relating to the Securities that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed with the Commission or retained under Rule 433 of the Securities Act; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Annex G hereto and in respect of the use by any Underwriter of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Permitted Free Writing Prospectus”. The Underwriters agree that they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Underwriter Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

10.3             [Reserved.]

11.               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Subsidiary Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Subsidiary Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Transaction Management/Legal (Fax: 646-855-5958), and to  J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk (Fax: 212-834-6081), and confirmed to Joshua Davidson, Baker Botts L.L.P. (Fax: 713-229-2527); or, if sent to the Company or the Subsidiary Guarantors, will be mailed, delivered or emailed to Enbridge Inc. attention: Vice President & Corporate Secretary (corporatesecretary@enbridge.com) and confirmed to it at 200, 425-1st Street S.W., Calgary, Alberta, T2P 3L8.

13.               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.               Submission to Jurisdiction; Agent for Service; Waiver of Immunities. The Company and each Subsidiary Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any federal or state court in the State of New York, Borough of Manhattan (each such court, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company will promptly appoint C T Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated thereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable and in full force and effect so long as any Securities are outstanding. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

15.               Judgment Currency. The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

16.               Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.               Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)                For purposes of this Section 17, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.               Headings. The Section headings used herein are for convenience only and shall not affect the construction hereof.

20.               Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall have the meaning assigned to such term in Section 1(b.3).

“Alberta Securities Laws” shall mean the securities laws, rules, regulations and published policy statements applicable within the Province of Alberta.

“Applicable Time” shall have the meaning assigned to such term in Section 1(b.2) hereof.

“Basic Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City, Toronto or Calgary.

“Closing Date” shall have the meaning assigned to such term in Section 3 hereof.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall have the meaning assigned to such term in Section 1(b.2) hereof.

“Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Environmental Laws” shall mean any Canadian, United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations or common law relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall have the meaning assigned to such term in Section 1(b) hereof.

“Governmental Authority” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over the Company or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Authority.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus as defined in Rule 433 under the Act.

“Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used by the Underwriters prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Significant Subsidiary” shall mean the “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Act), all of which (other than intermediate holding companies or other similar entities which do not hold any substantial assets other than equity interests in Significant Subsidiaries) are listed in Annex A hereto.

“subsidiary” shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, each Subsidiary Guarantor and the several Underwriters.

Very truly yours,

ENBRIDGE INC.

By:	/s/ Max G. Chan
	Name:	Max G. Chan
	Title:	Vice President, Treasury & Enterprise Risk

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its General Partner
By:	Spectra Energy Partners GP, LLC, its General Partner

By:	/s/ Max G. Chan
	Name:	Max G. Chan
	Title:	Treasurer

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Company, Inc., its General Partner

By:	/s/ Max G. Chan
	Name:	Max G. Chan
	Title:	Treasurer

[Signature page to Underwriting Agreement]

BOFA SECURITIES, INC.

By:	/s/ Kevin Wehler
	Name:	Kevin Wehler
	Title:	Managing Director

[Signature page to Underwriting Agreement]

J.P. Morgan Securities LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated February 18, 2020

Registration Statement No. 333-231553

Representatives:	BofA Securities, Inc. J.P. Morgan Securities LLC

Title, Purchase Price, Underwriting Commission and Description of Securities:

Title:	Floating Rate Senior Notes due 2022 (the “Notes”)

Principal amount:	US$750,000,000

Purchase Price:	100%

Underwriting commission:	0.2%

Sinking fund provisions:	None

Redemption provisions:	The Notes will not be redeemable prior to their maturity, other than in whole, at any time, if certain changes affecting Canadian withholding taxes occur, as described in the Final Prospectus.

Closing Date, Time and Location:

February 20, 2020 at 9:00 a.m. (New York Time) at
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Type of Offering: Non-delayed

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives shall be the Closing Date.

Modification of items to be covered by the letters from PricewaterhouseCoopers LLP pursuant to Section 6(i) at the Execution Time: None

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SCHEDULE II

Underwriters	Principal Amount of Notes to be Purchased
BofA Securities, Inc.	US$	375,000,000
J.P. Morgan Securities LLC	US$	375,000,000
Total	US$	750,000,000

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ANNEX A

Significant Subsidiaries

Subsidiary	Organized Under the Laws of
Enbridge Pipelines Inc.	Canada
Enbridge Energy Company, Inc.	Delaware
Enbridge (U.S.) Inc.	Delaware
Tidal Energy Marketing Inc.	Canada
Tidal Energy Marketing (U.S.) L.L.C.	Delaware
Spectra Energy Corp	Delaware
Spectra Energy Partners, LP	Delaware
Enbridge Management Services Inc.	Canada
Enbridge Gas Inc.	Ontario

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ANNEX B

Form of Opinion Paragraphs of Sullivan & Cromwell LLP

ANNEX C

Form of Opinion Paragraphs of McCarthy Tétrault LLP

ANNEX D

ENBRIDGE INC.

Officer’s Certificate

ANNEX E

Form of Opinion Paragraphs of Norton Rose Fulbright US LLP

ANNEX F

[Reserved.]

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ANNEX G

FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration No. 333-231553

February 18, 2020

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the registration statement, any amendment and any applicable prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

ENBRIDGE INC.

$750,000,000 Floating Rate Senior Notes due 2022

Issuer:	Enbridge Inc.
Guarantors:	Spectra Energy Partners, LP Enbridge Energy Partners, L.P.
Security Type:	Senior Unsecured Notes
Pricing Date:	February 18, 2020
Settlement Date: (T+2)	February 20, 2020
Maturity Date:	February 18, 2022
Principal Amount:	US$750,000,000
Interest Rate:	Three-month LIBOR plus 0.5% per annum, payable quarterly in arrears and reset quarterly. See “Description of the Notes and the Guarantees — Principal and Interest—Effect of Benchmark Transition Event” contained in the prospectus supplement filed with the SEC for the offering to which this communication relates, which describes how the coupon payments will be determined by reference to a different base rate than three-month LIBOR following the occurrence of a Benchmark Transition Event, as defined in the prospectus supplement.
Interest Payment Dates:	Quarterly on each February 18, May 18, August 18 and November 18, commencing May 19, 2020
Public Offering Price:	100%
Redemption:	The Floating Rate Notes due 2022 will not be redeemable prior to their maturity, other than in whole, at any time, if certain changes affecting Canadian withholding taxes occur. See “Description of the Notes and the Guarantees — Redemption — Tax Redemption” contained in the prospectus supplement filed with the SEC for the offering to which this communication relates.
CUSIP / ISIN:	29250N BB0 / US29250NBB01
Denominations:	$2,000 x $1,000
Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC

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Capitalized terms used and not defined herein have the meanings assigned in the issuer’s Preliminary Prospectus Supplement, dated February 18, 2020.

The issuer and guarantors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 800-294-1322 or by calling J.P. Morgan Securities LLC collect at 212-834-4533.

Not for retail investors in the EEA or the United Kingdom. No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the United Kingdom.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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